UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K`

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):        November 29, 2011

U.S. Rare Earths, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12 North Washington Street, Montoursville, Pennsylvania 17754
(Address of principal executive offices)

Registrant's telephone number, including area code:   (570) 368-7633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officer.

At the special meeting of the company’s Board of Directors held November 29, 2011, the Board appointed three new directors to the Board.  H. Deworth Williams and Geoff Williams were appointed directors as a provision of the acquisition in August 2011 of U.S. Rare Earths, Inc., a private Delaware corporation.  H. Deworth Williams is the father of Geoff Williams and both were principals of the newly acquired U.S. Rare Earths subsidiary.  Also appointed as a director was Greg Schifrin, who has been acting as President since February 2011.  Mr. Schifrin was also appointed Chief Operating Officer and will relinquish his position as President.  The Board then appointed Daniel McGroarty, an incumbent director, as the new President.

Mr. Schifrin, our new Chief Operating Officer, has over 28 years experience in the mining and mineral exploration industry, involved in precious, base metals, rare earth and uranium exploration and development. In 1985, Mr. Schifrin co-founded and became President of Minex Exploration, a mining exploration, consulting and service company. Mr. Schifrin is also a co-founder of Selkirk Environmental, an environmental consulting and service company where he manages environmental regulatory compliance, risk analysis, pollution cleanup and environmental assessment. Mr. Schifrin holds a Bachelor of Science degree in Geology from the University of Idaho, Moscow, Idaho and is a registered professional geologist in the State of Washington.

Mr. McGroarty was appointed as a director of our company in December 2010.  He is a principal of Carmot Strategic Group, an issues management firm in Washington, D.C.  Mr. McGroarty has served in senior positions in the U.S. Government, as a special assistant at the White House and with the Department of Defense.  He is experienced in advising corporations on issues of management, public policy and communications.  Mr. McGroarty also serves as Adjunct Professor in the Graduate School of Political Management at George Washington University.

H. Deworth Williams is the owner of Williams Investment Company, a Salt Lake City, Utah financial consulting firm and has been a financial consultant for more than thirty-five years. During this time, Mr. Williams has been instrumental in facilitating several mergers, acquisitions, business consolidations and underwritings.

Geoff Williams is a representative of Williams Investments Company, and is involved in facilitating mergers, acquisitions, business consolidations and financings.  Mr. Williams attended the University of Utah and California Institute of the Arts.

Notes about Forward-looking Statements

Statements contained in this current report that are not historical facts may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Rare Earths, Inc.

Date: December 1, 2011	By /S/ Michael D. Parnell
Michael D. Parnell
CEO